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                                                                    EXHIBIT 11.1

                          CASA OLE' RESTAURANTS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)



                                                     28-WEEK PERIODS ENDED                   12-WEEK PERIODS ENDED
                                                    7/14/95           7/12/96            7/14/95              7/12/96
                                                -------------      ------------      --------------      ---------------
Income (or pro forma income) applicable
    to common stock                             $     694,250      $    929,353      $      321,556      $       447,341
                                                =============      ============      ==============      ===============
Computation of weighted average
    common shares:

    Shares issued pursuant to
       contribution agreement                       2,732,705         2,732,705           2,732,705            2,732,705

    Shares assumed issued to
       fund certain distributions                      60,411             --                 60,411                --

    Shares issued in initial public offering             --           2,000,000                 --             2,000,000

    Shares redeemed                                      --          (1,135,000)                --            (1,135,000)

    Effect of days outstanding on
       weighted average calculation                      --            (516,352)                --               (51,488)

    Assumed net common share
       equivalents of options and warrants
       using the treasury stock method                   --              55,931                 --               130,505
                                                -------------      ------------      --------------      ---------------
                                                    2,793,116         3,137,284           2,793,116            3,676,722
                                                =============      ============      ==============      ===============

Pro forma net income per share                          $0.25             $0.30               $0.12                $0.12
                                                        =====             =====               =====                =====




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